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                                  Exhibit 21
                                  ----------

                                            State or Other Jurisdiction
Name                                        of Incorporation or Organization
----                                        ---------------------------------

Convergent Networks Security Corporation    Massachusetts

Hemisphere Investments, Inc.                Florida

Technology Control Services, Inc.           Florida

Technology Control Services (UK) Limited    United Kingdom

Technology Control Services (Hong Kong)
     Limited                                Hong Kong

Nicom                                       Japan

  All of these companies do business under the name "Convergent Networks, Inc."